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                                                                     EXHIBIT 5.1

                           GIBSON, DUNN & CRUTCHER LLP
                                 JAMBOREE CENTER
                                  4 PARK PLAZA

                            IRVINE, CALIFORNIA 92614

                                  June 11, 2003





(949) 451-3800                                                     C 51286-00003

(949) 451-4220

La Jolla Pharmaceutical Company
6455 Nancy Ridge Drive
San Diego, California  92121

      Re: Registration Statement on Form S-8 pursuant to General Instruction E Registering 1,100,000 Shares of Common Stock Under the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by La Jolla Pharmaceutical Company, a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an additional 1,100,000 shares (the "Shares") of common stock of the Company, par value $0.01 per share, which may be issued under the La Jolla Pharmaceutical Company 1994 Stock Incentive Plan (the "Plan").

      For purposes of rendering this opinion, we have examined the originals or copies identified to our satisfaction as being true and complete copies of such corporate records, certificates of officers of the Company and public officials and such other documents, and have made such other factual and legal investigations, as we have deemed relevant, necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinion expressed herein which were not independently established or verified by us, we have relied upon oral or written statements and representations of the Company and others.

      Based on our examination described above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of
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La Jolla Pharmaceutical Company
June 11, 2003

Page 2


the opinion that the Shares, when issued, delivered and paid for pursuant to and in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

      We render no opinion herein as to matters involving the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of Delaware. We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we consider necessary to render the foregoing opinions. This opinion is limited to the effect of the current state of the laws of the United States of America and, to the limited extent set forth above, the State of Delaware and to the current judicial interpretations thereof and to the facts bearing upon this opinion as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or interpretations thereof or such facts.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption, "Legal Matters" in the Prospectus forming a part of said Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                                                Very truly yours,

                                                /s/ GIBSON, DUNN & CRUTCHER LLP

                                                GIBSON, DUNN & CRUTCHER LLP

MWS/ECN